Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES THIRD QUARTER 2017

FINANCIAL AND OPERATING RESULTS

Announces Low-Cost Strategic Acreage Position in Midland Basin

EL DORADO, Arkansas, November 1, 2017 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the third quarter ended September 30, 2017, including a net loss from continuing operations of $66 million, or $0.38 per diluted share.

Operating and financial highlights for the third quarter 2017 include:

•	Achieved decade-low lease operating expense of $7.58 per boe, surpassing second quarter 2017 record
•	Disclosed low-cost onshore entry into Midland Basin, currently testing Lower Spraberry and Wolfcamp B zones
•	Entered four exploration blocks in the Sergipe-Alagoas Basin Offshore Brazil
•	Acquired Gulf of Mexico Clipper Field, producing into the company’s operated Front Runner facility
•	Maintained $1.0 billion of cash on balance sheet while investing approximately $287 million of capital
•	Issued $550 million of 5.75 percent senior notes due 2025 and repaid $550 million of notes that were to mature in December 2017

THIRD QUARTER 2017 FINANCIAL RESULTS

Murphy recorded a net loss from continuing operations of $66 million, or $0.38 per diluted share, for the third quarter 2017. The company reported an adjusted loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $6 million, or $0.03 per diluted share. The net loss includes the following items: an after-tax foreign exchange loss of $44 million, which is primarily related to inter-company loans, and a loss of $12 million from mark-to-market of open crude oil hedge contracts. Details for third quarter results can be found in the attached schedules.

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations totaled $229 million, or $15.38 per barrel of oil equivalent (boe) sold. Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) totaled $257 million, or $17.29 per boe sold. Both EBITDA and EBITDAX for the third quarter included certain non-cash items that reduced those balances by $79.0 million. Details for third quarter EBITDA and EBITDAX reconciliation can be found in the attached schedules.

Production in the third quarter 2017 averaged 154 thousand barrels of oil equivalent per day (Mboepd). Production was negatively affected by approximately 5,100 barrels of oil equivalent per day (boepd) by the following temporary factors:

•	Eagle Ford Shale partial field shut-in and delayed completions in conjunction with mid-stream and refining issues associated with Hurricane Harvey – 2,700 boepd
•	Canada Offshore (non-operated) extended turnaround time and unplanned downtime – 1,800 boepd
•	Tupper Montney natural gas downstream curtailments from TransCanada Pipeline – 600 boepd

“In the third quarter, we continued to successfully execute on our annual plan. We have quickly recovered from the impacts of Hurricane Harvey on our Eagle Ford Shale business, as well as issues in third-party midstream and offshore non-operated Canada assets. I am pleased with our continued cost focus that has helped to maintain our high cash balance through the year. I am excited by our two strategic low-cost entries, which add new assets to each of our onshore and offshore businesses. These opportunities provide us with future capital allocation flexibility, which should enhance the profitability of our business,” stated Roger W. Jenkins, President and Chief Executive Officer.

FINANCIAL POSITION

As of September 30, 2017, the company had $2.8 billion of outstanding fixed-rate notes and $1.0 billion in cash and cash equivalents. The fixed-rate notes have a weighted average maturity of 9.0 years and a weighted average coupon of 5.6 percent. During the quarter, Murphy issued $550 million of 5.75 percent senior notes due August 2025, the proceeds of which were used to redeem the company’s $550 million notes due December 2017. The next senior note maturity for the company is in 2022. There were no borrowings on the $1.1 billion senior credit facility at quarter end.

REGIONAL OPERATIONS SUMMARY

North American Onshore

The North American onshore business produced 86 Mboepd in the third quarter, with 51 percent liquids. Third quarter 2017 operating expenses were $6.25 per boe, a 28 percent decrease from third quarter 2016.

Eagle Ford Shale – Production in the quarter averaged 45 Mboepd, with 89 percent liquids. During the quarter, the company brought online 27 operated wells, of which 13 were in the Catarina area, which had an average IP30 rate of 1,050 boepd, and 14 were in the Karnes area, which had an average IP30 rate of 1,245 boepd. There was also one non-operated well brought online in the Catarina area. The company continued proving the play’s multi-stacked potential with 22 Lower Eagle Ford Shale wells, four Upper Eagle Ford Shale wells, and one Austin Chalk well. As a result of increased drilling and completion efficiencies, the company brought online three more wells than originally planned. However, due to the effects of Hurricane Harvey, several wells were brought online later in the third quarter than scheduled.

For the fourth quarter of 2017, the company expects to bring 15 wells online, of which 12 are in Catarina and three are in Karnes. This will bring the number of operated online wells to 74 in 2017. As a result of the new wells, Eagle Ford Shale production will increase to over 52 Mboepd in the fourth quarter, with full year production averaging over 47 Mboepd.

Midland Basin – During the third quarter, Murphy was the high bidder in two tracts in the University Lands Lease Sale 128, at a 75 percent working interest with a private partner. These tracts are located in Andrews and Gaines Counties, Texas, in the Northern Midland Basin. Over the past several quarters, Murphy organically leased approximately 22,000 acres at 100 percent working interest in the adjacent Dawson County. Currently, the company has leased a total of approximately 30,800 net acres at an average cost of $1,700 per acre. The acreage position is prospective in the Spraberry and Wolfcamp benches, as demonstrated by recent offset peer company well tests.

In the third quarter, Murphy drilled, cored, and cased two wells in Dawson County and is in the process of completing these wells, which are expected to be online by year end 2017. One of the wells targets the Lower Spraberry and the other targets the Wolfcamp B.

“I am pleased to add another oil-weighted asset to our North American onshore unconventional portfolio. We are encouraged by the results from our preliminary core analysis, the execution of the initial wells, and the production from offset operators,” stated Jenkins.

Tupper Montney – Natural gas production in the quarter averaged 208 million cubic feet per day (MMcfd), despite a longer than expected TransCanada Pipeline (TCPL) turnaround and associated restrictions. Murphy recently drilled a five well pad with lateral lengths averaging over 10,000 feet with the longest exceeding 11,000 feet, and expects to bring these wells online in the fourth quarter 2017. Full cycle break-even costs continue to be less than C$2.00 AECO per million cubic feet (Mcf). As a result of long-term forward sales contracts and other marketing agreements, Murphy achieved third quarter netbacks in the Montney of C$2.33 per Mcf. The company has significantly reduced its exposure to AECO prices through a combination of physical access to the Malin, Chicago, Emerson, and Dawn markets, as well as long-term forward sales contracts.

Kaybob Duvernay – Production in the quarter averaged over 3,700 boepd, an increase of 32 percent from first quarter 2017, with 65 percent liquids. During the third quarter, three wells were brought online at the 11-18 pad in the oil window with peak rates over 1,000 boepd and 75 percent liquids. The company will continue to optimize completion designs and test well placement, lateral length, frac design, and flow-back strategy.

Currently, Murphy has three drilling rigs and one frac crew executing the company’s appraisal plans in the Duvernay. For the remainder of 2017, the company expects to drill six wells and bring three wells online, consistent with the previously disclosed 2017 plan. The three online wells will test the oil window as part of the ongoing appraisal and de-risking of the play. This will bring the full year wells drilled to 16 with 11 wells online.

Global Offshore

The offshore business produced over 68 Mboepd for the third quarter, with 73 percent liquids. Third quarter 2017 operating expenses were $9.07 per boe.

Malaysia – Production in the quarter averaged over 49 Mboepd, with 66 percent liquids. Block K and Sarawak averaged over 32 thousand barrels of liquids per day, while Sarawak natural gas production averaged over 90 MMcfd. The planned 10-day turnaround impacting all the company’s Sarawak oil and natural gas facilities was completed safely and according to schedule.

North America – Production in the quarter for the Gulf of Mexico and East Coast Canada averaged over 19 Mboepd, with 90 percent liquids. This includes the addition of two wells acquired during the third quarter at the Clipper Field (Block GC 300), which are flowing into Murphy’s Front Runner facility at a current rate of approximately 4,600 net boepd.

Gulf of Mexico Exploration – During the third quarter, Murphy was the high bidder in the recent Gulf of Mexico Lease Sale for Block MC 556, which contains the Leibniz prospect. Murphy will operate the block with a 50 percent working interest. The company continues to evaluate high-return tieback offshore opportunities that will enhance the current inventory.

Murphy is progressing through the permitting process for the first exploration well in Mexico Deepwater Block 5, while continuing to review the latest reprocessed wide azimuth seismic data across the acreage.

Vietnam Exploration – During the third quarter in the Nam Con Son Basin, Murphy drilled the CM-1X well in Block 11-2/11 and encountered 50 feet of net oil pay. The company will continue to perform a commercial assessment of this block, which includes the successful CT-1X well announced in the second quarter 2017.

In the Cuu Long Basin, Murphy is working with its partners on the Block 15-1/05 LDV discovery for a Declaration of Commerciality in 2018, in addition to planning a nearby exploration well. Murphy continues to progress the process for entering the adjacent 15-2/17 block.

Brazil Exploration – During the third quarter, Murphy entered into a farm-in agreement with Queiroz Galvão Exploração e Produção S.A. (QGEP) to acquire a 20 percent working interest in Blocks SEAL-M-351 and SEAL-M-428, located in the deepwater Sergipe-Alagoas Basin, offshore Brazil. QGEP will retain a 30 percent working interest in the blocks and, in a separate but related transaction, ExxonMobil Exploração Brasil Ltda. (an affiliate of ExxonMobil Corporation) has farmed into the remaining 50 percent working interest as the operator.

In addition, Murphy and its co-venturers were the high bidder in Brazil’s Round 14 lease sale for Blocks SEAL-M-501 and SEAL-M-503, which are adjacent to SEAL-M-351 and SEAL-M-428. ExxonMobil will operate and each company will maintain the same working interest in each of these blocks.

Murphy’s total acreage position in Brazil is 750,000 gross (150,000 net) acres over the four highly prospective blocks, offsetting several major Petrobras discoveries, with no well commitments. The company’s total commitment is approximately $18 million, including signature bonuses and seismic costs, which will be paid over 2017 and 2018.

PRODUCTION AND CAPITAL EXPENDITURE GUIDANCE

Production for the fourth quarter 2017 is estimated in the range of 170 to 172 Mboepd. The ramp in fourth quarter production guidance is due to minimal scheduled downtime in offshore operations and additional online wells in North American Onshore. It also accounts for a seven day Gulf of Mexico shut-in due to Hurricane Nate. The company is tightening estimated full year 2017 production guidance to be in the range of 164 to 165 Mboepd. As a result of the Midland Basin and Brazil entries, along with the acquisition of the Clipper Field, full year capital expenditure guidance is being increased by approximately $50 million to $940 million. Details for production and guidance can be found in the attached schedules.

“I remain pleased with our execution across all our operations, especially in the wake of an active hurricane season, as we look to finish the year with strong fourth quarter production. Our high crude differentials are a benefit of having a diversified portfolio that earns exceptional margins. Since entering the play mid 2016, our Kaybob Duvernay team has been successful in appraising and delineating the oil to gas condensate window of the asset. In addition, our new Midland Basin entry will add more oil-weighted locations to our unconventional onshore portfolio,” stated Jenkins. “I am enthusiastic about the long-term opportunities presented with our entry into the Sergipe-Alagoas Basin following our earlier entry into offshore Mexico. I expect the plays will add full cycle, low break-even resources to our offshore portfolio,” continued Jenkins.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR NOVEMBER 2, 2017

Murphy will host a conference call to discuss third quarter 2017 financial and operating results on Thursday, November 2, 2017, at 11:00 a.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing 1-833-832-5124. The telephone reservation number for the call is 93900185. Replays of the call will be available through the same address on the company’s website and a recording of the call will be available through November 16, 2017 by calling 1-855-859-2056 and referencing reservation number 93900185. A replay of the conference call will also be available on the Murphy website at http://ir.murphyoilcorp.com.

FINANCIAL DATA

Summary financial data, operating statistics and a summary balance sheet for the third quarter 2017, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods and schedules comparing EBITDA and EBITDAX between periods are included with these schedules as well as guidance for the fourth quarter.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is a global independent oil and natural gas exploration and production company. The company’s diverse resource base includes offshore production in Southeast Asia, Canada and Gulf of Mexico, as well as North America onshore plays in the Eagle Ford Shale, Kaybob Duvernay and Montney. Additional information can be found on the company’s website at http://www.murphyoilcorp.com

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to, increased volatility or deterioration in the level of crude oil and natural gas prices, deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves, reduced customer demand for our products due to environmental, regulatory, technological or other reasons, adverse foreign exchange movements, political and regulatory instability in the markets where we do business, natural hazards impacting our operations, any other deterioration in our business, markets or prospects, any failure to obtain necessary regulatory approvals, any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices, and adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP financial measures that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry, although not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP, and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.

RESERVE REPORTING TO THE SECURITIES EXCHANGE COMMISSION

The SEC requires oil and natural gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this news release, such as “resource”, “gross resource”, “recoverable resource”, “net risked PMEAN resource”, “recoverable oil”, “resource base”, “EUR” or “estimated ultimate recovery” and similar terms that the SEC’s rules prohibit us from including in filings with the SEC. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the company’s probable and possible reserves in our filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent Annual Report on Form 10-K filed with the SEC and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com.

Investor Contacts:

Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107

Amy Garbowicz, amy_garbowicz@murphyoilcorp.com, 281-675-9201

Emily McElroy, emily_mcelroy@murphyoilcorp.com, 870-864-6324

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016*	2017	2016*
Revenues
Sales and other operating revenues	$498,202	486,276	1,552,473	1,326,587
Gain (loss) on sale of assets	117	(730)	130,765	3,101
Total revenues	498,319	485,546	1,683,238	1,329,688

Costs and expenses
Lease operating expenses	112,751	119,663	346,072	435,296
Severance and ad valorem taxes	10,816	9,592	32,771	35,668
Exploration expenses	28,492	19,866	77,356	83,910
Selling and general expenses	56,672	55,523	168,259	196,143
Depreciation, depletion and amortization	243,636	255,900	714,782	797,288
Accretion of asset retirement obligations	10,654	11,043	31,638	35,514
Impairment of assets	–	–	–	95,088
Other expense (benefit)	2,454	6,486	10,988	(1,446)
Total costs and expenses	465,475	478,073	1,381,866	1,677,461

Operating income (loss) from continuing operations	32,844	7,473	301,372	(347,773)

Other income (loss)
Interest and other income (loss)	(47,721)	14,987	(93,524)	38,602
Interest expense, net	(48,681)	(39,219)	(138,423)	(103,889)
Total other loss	(96,402)	(24,232)	(231,947)	(65,287)

Income (loss) from continuing operations before income taxes	(63,558)	(16,759)	69,425	(413,060)
Income tax expense (benefit)	2,760	(2,176)	95,602	(201,897)
Loss from continuing operations	(66,318)	(14,583)	(26,177)	(211,163)
Income (loss) from discontinued operations, net of income taxes	425	(1,593)	1,177	(885)

NET LOSS	$(65,893)	(16,176)	(25,000)	(212,048)

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$(0.38)	(0.08)	(0.15)	(1.23)
Discontinued operations	-	(0.01)	0.01	(0.01)
Net loss	$(0.38)	(0.09)	(0.14)	(1.24)

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$(0.38)	(0.08)	(0.15)	(1.23)
Discontinued operations	-	(0.01)	0.01	(0.01)
Net loss	$(0.38)	(0.09)	(0.14)	(1.24)

Cash dividends per Common share	0.25	0.25	0.75	0.95

Average Common shares outstanding (thousands)
Basic	172,573	172,199	172,509	172,165
Diluted	172,573	172,199	172,509	172,165

*Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating Activities
Net loss	$(65,893)	(16,176)	(25,000)	(212,048)
Adjustments to reconcile net loss to net cash provided by continuing operations activities:
(Income) loss from discontinued operations	(425)	1,593	(1,177)	885
Depreciation, depletion and amortization	243,636	255,900	714,782	797,288
Impairment of assets	–	–	–	95,088
Amortization of deferred major repair costs	–	–	–	3,794
Dry hole costs (credits)	(3,043)	956	(1,139)	15,226
Amortization of undeveloped leases	20,553	10,409	40,859	35,828
Accretion of asset retirement obligations	10,654	11,043	31,638	35,514
Deferred income tax benefit	(36,697)	(28,956)	(3,567)	(345,157)
Pretax (gains) losses from disposition of assets	(117)	730	(130,765)	(3,101)
Net (increase) decrease in noncash operating working capital	(41,511)	(65,825)	1,070	(152,618)	[1]
Other operating activities, net	100,949	(2,702)	192,867	9,651
Net cash provided by continuing operations activities	228,106	166,972	819,568	280,350

Investing Activities
Property additions and dry hole costs	(274,763)	(177,081)	(706,417)	(781,668)	[2]
Proceeds from sales of property, plant and equipment	4,843	1,298	69,146	1,154,623
Purchases of investment securities[3]	–	–	(212,661)	(651,218)
Proceeds from maturity of investment securities[3]	36,635	11,485	320,828	712,863
Other investing activities, net	–	411	–	(7,229)
Net cash (required) provided by investing activities	(233,285)	(163,887)	(529,104)	427,371

Financing Activities
Borrowings of debt, net of issuance costs	541,772	541,444	541,772	541,444
Repayments of debt	(550,000)	–	(550,000)	(600,000)
Capital lease obligation payments	(2,704)	(2,636)	(14,687)	(7,808)
Withholding tax on stock-based incentive awards	(70)	–	(7,151)	(1,138)
Issue cost of debt facility	–	(13,971)	–	(13,971)
Cash dividends paid	(43,143)	(43,051)	(129,421)	(163,586)
Other financing activities, net	–	(20)	–	(20)
Net cash (required) provided by financing activities	(54,145)	481,766	(159,487)	(245,079)

Cash Flows from Discontinued Operations
Operating activities	3,210	(2,355)	12,134	2,830
Changes in cash included in current assets held for sale	(3,980)	2,355	(12,904)	(2,830)
Net change in cash and cash equivalents of discontinued operations	(770)	–	(770)	–
Effect of exchange rate changes on cash and cash equivalents	(1,186)	759	(5,797)	7,268
Net increase in cash and cash equivalents	(61,280)	485,610	124,410	469,910
Cash and cash equivalents at beginning of period	1,058,487	267,483	872,797	283,183
Cash and cash equivalents at end of period	$997,207	753,093	997,207	753,093

12016 nine-months includes payments for deepwater rig contract exit of $266.6 million.

2Includes costs of $206.7 million associated with an acquisition of Kaybob Duvernay and Placid Montney.

3Investments are Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

SCHEDULE OF ADJUSTED LOSS

(Unaudited)

(Millions of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net loss	$(65.9)	(16.2)	(25.0)	(212.0)
Discontinued operations loss (income)	(0.4)	1.6	(1.2)	0.8
Loss from continuing operations	(66.3)	(14.6)	(26.2)	(211.2)
Adjustments:
Mark-to-market (gain) loss on crude oil derivative contracts	11.8	0.8	(28.9)	52.8
Foreign exchange losses (gains)	43.9	(11.5)	86.6	(32.9)
Deferred tax on undistributed foreign earnings	4.7	–	65.2	–
Tax benefits on investments in foreign areas	–	(6.4)	(32.9)	(15.8)
Gain on sale of assets	–	–	(96.0)	–
Oil Insurance Limited dividends	–	–	(2.8)	(2.2)
Syncrude operations, including tax benefits of $68.0 million on sale in 2016	–	–	–	(47.9)
Income tax benefits associated with Montney midstream divestiture	–	–	–	(20.9)
Impairments of assets	–	–	–	68.9
Restructuring charges	–	–	–	6.2
Total adjustments after taxes	60.4	(17.1)	(8.8)	8.2
Adjusted loss	$(5.9)	(31.7)	(35.0)	(203.0)

Adjusted loss per diluted share	$(0.03)	(0.18)	(0.20)	(1.18)

Non-GAAP Financial Measures

Presented above is a reconciliation of Net loss to Adjusted loss.  Adjusted loss excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted loss is a non-GAAP financial measure and should not be considered a substitute for Net loss as determined in accordance with accounting principles generally accepted in the United States of America.

Note:Amounts shown above as reconciling items between Net loss and Adjusted loss are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The 2017 pretax and income tax impacts for adjustments shown above are as follows by area of operations.

	Three Months Ended			Nine Months Ended
	September 30, 2017			September 30, 2017
	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$18.1	(6.3)	11.8	(44.5)	15.6	(28.9)
Canada	–	–	–	(132.4)	36.4	(96.0)
Other International	–	–	–	–	(32.9)	(32.9)
Total E&P	18.1	(6.3)	11.8	(176.9)	19.1	(157.8)
Corporate:	50.2	(1.6)	48.6	94.6	54.4	149.0
Total adjustments	$68.3	(7.9)	60.4	(82.3)	73.5	(8.8)

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION

AND AMORTIZATION (EBITDA) AND EXPLORATION EXPENSES (EBITDAX)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net loss (GAAP)	$(65.9)	(16.2)	(25.0)	(212.0)
Discontinued operations loss (income)	(0.4)	1.6	(1.2)	0.8
Income tax expense (benefit)	2.8	(2.2)	95.6	(201.9)
Interest expense	49.8	40.1	141.8	107.2
Interest capitalized	(1.1)	(0.9)	(3.4)	(3.3)
Depreciation, depletion and amortization expense	243.6	255.9	714.8	797.3
Impairments of long-lived assets	–	–	–	95.1
EBITDA (Non-GAAP)[1]	$228.8	278.3	922.6	583.2

Exploration expenses	28.5	19.9	77.4	83.9
EBITDAX (Non-GAAP)[1]	$257.3	298.2	1,000.0	667.1

Total barrels of oil equivalents sold (thousands of barrels)	14,879.2	15,637.9	44,215.1	48,382.6

EBITDA per barrel of oil equivalents sold	$15.38	17.80	20.87	12.05

EBITDAX per barrel of oil equivalents sold	$17.29	19.07	22.62	13.79

1Certain pretax items that increase (decrease) EBITDA and EBITDAX above include:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Gain (loss) on foreign exchange[2]	$(50.3)	14.0	(99.1)	36.4
Mark-to-market gain (loss) on crude oil derivative contracts	(18.1)	(1.3)	44.5	(81.2)
Gain (loss) on sale of assets[3]	0.1	(0.7)	130.8	3.1
Accretion of asset retirement obligations	(10.7)	(11.0)	(31.6)	(35.5)
	$(79.0)	1.0	44.6	(77.2)

2Gain (loss) on foreign exchange principally relates to the revaluation of intercompany loans denominated in US dollars and recorded in functional currency Canadian dollar business.

3Gain (loss) on sale of assets in the nine months ended September 30, 2017 primarily consists of a pretax gain of $132.4 million related to the sale of Seal assets in Canada.

Non-GAAP Financial Measures

Presented above is a reconciliation of Net loss to Earnings before interest, taxes, depreciation and amortization (EBITDA) and Earnings before interest, taxes, depreciation, amortization, and exploration expenses (EBITDAX).  Management believes EBITDA and EBITDAX are important information to provide because they are used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA and EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net loss or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

Presented above is EBITDA per barrel of oil equivalents sold and EBITDAX per barrel of oil equivalents sold. Management believes EBITDA per barrel of oil equivalents sold and EBITDAX per barrel of oil equivalents sold are important information because they are used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   EBITDA per barrel of oil equivalents sold and EBITDAX per barrel of oil equivalents sold are non-GAAP financial metrics.

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
	Revenues	Income (Loss)		Revenues	Income (Loss)
Exploration and production
United States	$195.9	(19.9)		201.8	(27.1)
Canada	81.9	(3.2)		80.9	(4.8)
Malaysia	220.5	67.7		202.7	65.0
Other	–	(11.0)		0.2	(8.1)
Total exploration and production	498.3	33.6		485.6	25.0
Corporate	–	(99.9)	*	(0.1)	(39.6)
Revenue/income from continuing operations	498.3	(66.3)		485.5	(14.6)
Discontinued operations, net of tax	–	0.4		–	(1.6)
Total revenues/net loss	$498.3	(65.9)		485.5	(16.2)

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	Revenues	Income (Loss)		Revenues	Income (Loss)
Exploration and production
United States	$696.7	11.0		520.2	(158.5)
Canada	388.1	102.6		264.4	(36.9)
Malaysia	594.4	173.9		541.4	135.1
Other	–	(10.9)		0.2	(39.2)
Total exploration and production	1,679.2	276.6		1,326.2	(99.5)
Corporate	4.0	(302.8)	*	3.5	(111.7)
Revenue/income from continuing operations	1,683.2	(26.2)		1,329.7	(211.2)
Discontinued operations, net of tax	–	1.2		–	(0.8)
Total revenues/net loss	$1,683.2	(25.0)		1,329.7	(212.0)

*Corporate segment net loss for the three-month and nine-month periods ended September 30, 2017 included foreign exchange losses, principally on intercompany loans, of $50.3 million and $99.1 million, respectively.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED SEPTEMBER 30,  2017 AND 2016

	United
(Millions of dollars)	States	Canada	Malaysia	Other	Total
Three Months Ended September 30, 2017
Oil and gas sales and other revenues	$195.9	81.9	220.5	–	498.3
Lease operating expenses	43.5	28.7	40.6	–	112.8
Severance and ad valorem taxes	10.5	0.3	–	–	10.8
Depreciation, depletion and amortization	128.4	45.9	63.7	1.0	239.0
Accretion of asset retirement obligations	4.3	2.0	4.4	–	10.7
Exploration expenses
Dry holes	(0.6)	–	(2.5)	–	(3.1)
Geological and geophysical	0.1	–	–	1.5	1.6
Other	1.5	0.2	–	7.7	9.4
	1.0	0.2	(2.5)	9.2	7.9
Undeveloped lease amortization	20.4	0.2	–	–	20.6
Total exploration expenses	21.4	0.4	(2.5)	9.2	28.5
Selling and general expenses	16.6	6.9	4.8	5.1	33.4
Other expenses	0.8	0.5	1.2	–	2.5
Results of operations before taxes	(29.6)	(2.8)	108.3	(15.3)	60.6
Income tax provisions (benefits)	(9.7)	0.4	40.6	(4.3)	27.0
Results of operations (excluding corporate overhead and interest)	$(19.9)	(3.2)	67.7	(11.0)	33.6

Three Months Ended September 30, 2016
Oil and gas sales and other revenues	$201.8	80.9	202.7	0.2	485.6
Lease operating expenses	59.6	30.7	29.4	–	119.7
Severance and ad valorem taxes	8.5	1.1	–	–	9.6
Depreciation, depletion and amortization	141.1	46.5	62.0	1.5	251.1
Accretion of asset retirement obligations	4.2	2.8	4.0	–	11.0
Exploration expenses
Dry holes	0.8	–	0.4	(0.2)	1.0
Geological and geophysical	(0.1)	–	0.1	0.5	0.5
Other	2.5	–	–	5.5	8.0
	3.2	–	0.5	5.8	9.5
Undeveloped lease amortization	9.3	1.1	–	–	10.4
Total exploration expenses	12.5	1.1	0.5	5.8	19.9
Selling and general expenses	14.7	5.2	0.2	7.4	27.5
Other expenses	1.0	–	5.4	0.1	6.5
Results of operations before taxes	(39.8)	(6.5)	101.2	(14.6)	40.3
Income tax provisions (benefits)	(12.7)	(1.7)	36.2	(6.5)	15.3
Results of operations (excluding corporate overhead and interest)	$(27.1)	(4.8)	65.0	(8.1)	25.0

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

NINE MONTHS ENDED SEPTEMBER 30,  2017 AND 2016

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic*	Malaysia	Other	Total
Nine Months Ended September 30, 2017
Oil and gas sales and other revenues	$696.7	388.1	–	594.4	–	1,679.2
Lease operating expenses	135.7	76.8	–	133.6	–	346.1
Severance and ad valorem taxes	31.6	1.2	–	–	–	32.8
Depreciation, depletion and amortization	402.3	136.6	–	160.0	2.9	701.8
Accretion of asset retirement obligations	12.8	5.9	–	12.9	–	31.6
Exploration expenses
Dry holes	(1.9)	–	–	0.8	–	(1.1)
Geological and geophysical	1.0	0.1	–	–	6.0	7.1
Other	5.5	0.3	–	–	24.8	30.6
	4.6	0.4	–	0.8	30.8	36.6
Undeveloped lease amortization	39.4	1.4	–	–	–	40.8
Total exploration expenses	44.0	1.8	–	0.8	30.8	77.4
Selling and general expenses	48.7	21.2	–	10.5	15.0	95.4
Other expenses	1.5	0.4	–	9.1	–	11.0
Results of operations before taxes	20.1	144.2	–	267.5	(48.7)	383.1
Income tax provisions (benefits)	9.1	41.6	–	93.6	(37.8)	106.5
Results of operations (excluding corporate overhead and interest)	$11.0	102.6	–	173.9	(10.9)	276.6

Nine Months Ended September 30, 2016
Oil and gas sales and other revenues	$520.2	200.2	64.2	541.4	0.2	1,326.2
Lease operating expenses	169.6	73.3	69.9	122.5	–	435.3
Severance and ad valorem taxes	30.0	3.2	2.5	–	–	35.7
Depreciation, depletion and amortization	456.5	137.5	16.5	170.0	4.6	785.1
Accretion of asset retirement obligations	12.8	8.2	2.4	12.1	–	35.5
Impairment of assets	–	95.1	–	–	–	95.1
Exploration expenses
Dry holes	0.4	–	–	4.5	10.4	15.3
Geological and geophysical	0.6	2.9	–	0.6	4.8	8.9
Other	4.5	0.5	–	–	18.9	23.9
	5.5	3.4	–	5.1	34.1	48.1
Undeveloped lease amortization	31.9	3.4	–	–	0.5	35.8
Total exploration expenses	37.4	6.8	–	5.1	34.6	83.9
Selling and general expenses	49.9	20.9	0.5	8.6	26.6	106.5
Other expenses (benefits)	1.1	–	–	6.3	(8.8)	(1.4)
Results of operations before taxes	(237.1)	(144.8)	(27.6)	216.8	(56.8)	(249.5)
Income tax provisions (benefits)	(78.6)	(60.2)	(75.3)	81.7	(17.6)	(150.0)
Results of operations (excluding corporate overhead and interest)	$(158.5)	(84.6)	47.7	135.1	(39.2)	(99.5)

*The Company sold its 5% non-operated interest in Syncrude Canada Ltd. on June 23, 2016.

MURPHY OIL CORPORATION

PRODUCTION-RELATED EXPENSES

(Dollars per barrel of oil equivalents sold)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

United States – Eagle Ford Shale
Lease operating expense	$6.93	10.98	7.60	9.32
Severance and ad valorem taxes	2.56	1.99	2.54	2.19
Depreciation, depletion and amortization (DD&A) expense	25.42	25.68	25.74	25.28

United States – Gulf of Mexico
Lease operating expense	$12.48	8.84	10.61	8.90
DD&A expense	20.07	21.90	21.13	23.40

Canada – Conventional operations
Lease operating expense	$6.57	7.03	5.88	5.74
Severance and ad valorem taxes	0.07	0.24	0.09	0.25
DD&A expense	10.53	10.67	10.46	10.75

Canada – Synthetic oil operations*
Lease operating expense	$–	–	–	41.15
Severance and ad valorem taxes	–	–	–	1.46
DD&A expense	–	–	–	9.72

Malaysia – Sarawak
Lease operating expense	$5.28	4.54	5.49	5.64
DD&A expense	8.53	8.25	8.09	9.12

Malaysia – Block K
Lease operating expense	$10.50	6.13	14.07	10.48
DD&A expense	16.20	14.38	14.65	13.08

Total oil and gas operations
Lease operating expense	$7.58	7.65	7.83	9.00
Severance and ad valorem taxes	0.73	0.61	0.74	0.74
DD&A expense	16.07	16.06	15.87	16.23

Total oil and gas operations – excluding synthetic oil operations
Lease operating expense	$7.58	7.65	7.83	7.83
Severance and ad valorem taxes	0.73	0.61	0.74	0.71
DD&A expense	16.07	16.06	15.87	16.46

*The Company sold its 5% non-operated interest in Syncrude Canada Ltd. on June 23, 2016.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited)

(Millions of dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Capital expenditures
Exploration and production
United States	$204.7	83.1	427.5	183.8
Canada	68.7	44.6	204.6	318.1	[1]
Malaysia	(3.4)	38.0	7.7	80.0
Other	13.6	6.0	54.9	32.7
Total	283.6	171.7	694.7	614.6

Corporate	3.1	–	6.9	20.7
Total capital expenditures	286.7	171.7	701.6	635.3

Charged to exploration expenses[2]
United States	1.0	3.2	4.6	5.5
Canada	0.2	–	0.4	3.4
Malaysia	(2.5)	0.5	0.8	5.1
Other	9.2	5.8	30.8	34.1
Total charged to exploration expenses	7.9	9.5	36.6	48.1

Total capitalized	$278.8	162.2	665.0	587.2

1Includes costs of $206.7 million in 2016 associated with acquisition of Kaybob Duvernay and liquids rich Montney.
2Excludes amortization of undeveloped leases of $20.6 million and $10.4 million for the three months ended September 30, 2017 and 2016, respectively, and $40.8 million and $35.8 million for the nine months ended September 30, 2017 and 2016, respectively.

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
(Millions of dollars)

	September 30, 2017	December 31, 2016

Assets
Cash and cash equivalents	$997.2	872.8
Canadian government securities	–	111.5
Other current assets	450.0	574.8
Property, plant and equipment – net	8,283.7	8,316.2
Other long-term assets	461.9	420.6
Total assets	$10,192.8	10,295.9

Liabilities and Stockholders' Equity
Current maturities of long-term debt	$9.8	569.8
Other current liabilities	821.8	932.6
Long-term debt*	2,908.3	2,422.8
Other long-term liabilities	1,472.8	1,454.0
Total stockholders' equity	4,980.1	4,916.7
Total liabilities and stockholders' equity	$10,192.8	10,295.9

*Includes a capital lease on production equipment of $136.5 million at September 30, 2017 and $195.8 million at December 31, 2016.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net crude oil and condensate produced – barrels per day	84,230	96,476	89,580	106,279
United States – Eagle Ford Shale	33,070	33,307	33,281	36,790
– Gulf of Mexico	10,240	11,722	11,309	12,791
Canada – onshore	3,240	1,288	2,729	791
– offshore	6,225	9,400	8,100	8,483
– heavy[1]	–	2,678	201	2,732
– synthetic[1]	–	–	–	6,194
Malaysia – Sarawak	11,508	12,889	12,727	13,288
– Block K	19,947	25,192	21,233	25,210

Net crude oil and condensate sold – barrels per day	92,033	97,542	89,597	104,525
United States – Eagle Ford Shale	33,070	33,307	33,281	36,790
– Gulf of Mexico	10,240	11,722	11,309	12,791
Canada – onshore	3,240	1,288	2,729	791
– offshore	6,533	9,027	7,812	8,576
– heavy[1]	–	2,678	201	2,732
– synthetic[1]	–	–	–	6,194
Malaysia – Sarawak	13,083	12,641	13,350	12,024
– Block K	25,867	26,879	20,915	24,627

Net natural gas liquids produced – barrels per day	9,128	9,703	9,140	9,275
United States – Eagle Ford Shale	6,669	6,940	6,812	6,972
– Gulf of Mexico	910	1,502	967	1,399
Canada	510	307	410	162
Malaysia – Sarawak	1,039	954	951	742
	–
Net natural gas liquids sold – barrels per day	9,213	8,770	9,165	9,289
United States – Eagle Ford Shale	6,669	6,940	6,812	6,972
– Gulf of Mexico	910	1,502	967	1,399
Canada	510	307	410	162
Malaysia – Sarawak	1,124	21	976	756
	–
Net natural gas sold – thousands of cubic feet per day	362,901	381,988	379,182	376,592
United States – Eagle Ford Shale	29,476	34,900	32,862	36,430
– Gulf of Mexico	11,232	16,873	11,654	19,012
Canada	223,032	204,816	220,121	206,458
Malaysia – Sarawak	90,181	115,535	106,481	103,327
– Block K	8,980	9,864	8,064	11,365

Total net hydrocarbons produced – equivalent barrels per day[2]	153,842	169,844	161,917	178,319
Total net hydrocarbons sold – equivalent barrels per day[2]	161,730	169,977	161,959	176,579

1The Company sold the Seal area heavy oil field in January 2017 and its 5% non-operated interest in Syncrude Canada Ltd. in June 2016.

2Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	$48.49	44.59	$48.42	40.65
– Gulf of Mexico	47.82	43.93	47.48	40.53
Canada[1] – onshore	43.15	36.36	43.64	41.04
– offshore	51.26	45.87	50.35	40.15
– heavy[2]	–	19.50	25.12	14.20
– synthetic[2]	–	–	–	35.59
Malaysia – Sarawak[3]	52.62	47.05	52.07	43.62
– Block K3	51.36	46.24	50.95	43.70

Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	$17.89	10.89	$16.12	10.06
– Gulf of Mexico	19.00	13.65	17.84	11.60
Canada[1]	22.77	39.23	22.48	41.04
Malaysia – Sarawak[3]	49.66	45.12	49.94	37.50

Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	$2.44	2.24	$2.53	1.69
– Gulf of Mexico	2.49	2.35	2.56	1.81
Canada[1]	1.84	1.88	1.99	1.58
Malaysia – Sarawak[3]	3.60	3.01	3.50	3.25
– Block K3	0.25	0.23	0.24	0.24

1U.S. dollar equivalent.

2The Company sold the Seal area heavy oil field in January 2017 and its 5% non-operated interest in Syncrude Canada Ltd. in June 2016.

3Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS
AS OF OCTOBER 31, 2017

			Volumes	Price		Remaining Period
Area	Commodity	Type	(Bbl/d)	(USD/Bbl)		Start Date	End Date
United States	WTI	Fixed price derivative swap	22,000	$50.41		10/1/2017	12/31/2017
United States	WTI	Fixed price derivative swap	7,000	$51.92		1/1/2018	12/31/2018

			Volumes	Price		Remaining Period
Area	Commodity	Type	(MMcf/d)	(Mcf)		Start Date	End Date
Montney	Natural Gas	Fixed price forward sales	124	C$2.97		10/1/2017	12/31/2017
Montney	Natural Gas	Fixed price forward sales	59	C$2.81		1/1/2018	12/31/2020
Duvernay	Natural Gas	Fixed price forward sales	20	US $3.51	*	11/1/2017	3/31/2018

*Title transfer at Alberta Alliance pipeline. Sale price fixed and transported to Chicago Gate.

MURPHY OIL CORPORATION

FOURTH QUARTER 2017 GUIDANCE

	Liquids		Gas
	BOPD		MCFD
Production – net
U.S. – Eagle Ford Shale	46,750		33,500
– Gulf of Mexico	13,500		12,500

Canada – Tupper Montney	–		223,000
– Kaybob Duvernay and Placid Montney	4,600		19,500
– Offshore	8,250		–
Malaysia – Sarawak	13,000		104,000
– Block K	18,000		8,900

Total net production (BOEPD)		170,000 - 172,000

Total net sales (BOEPD)		160,000 - 164,000

Realized oil prices (dollars per barrel):
Malaysia – Sarawak		$55.10
– Block K		$53.95

Realized natural gas price ($ per MCF):
Malaysia – Sarawak		$3.50

Exploration expense ($ millions)		$45.0

FULL YEAR 2017 GUIDANCE

Total production (BOEPD)		164,000 to 165,000

Capital expenditures ($ millions)		$940.0